UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25th, 2005

DATAWAVE SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Yukon
(State or other jurisdiction of incorporation)

0-26698
(Commission File Number)

Not Applicable
(IRS Employer Identification No.)

Suite 110, 13575 Commerce Parkway, Richmond, British Columbia, Canada V6V 2L1
(Address of principal executive offices and Zip Code)

(604) 295.1800
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On January 26th, 2005, the Registrant announced that it has agreed with Integrated Data Corp. (“IDC”) to buy back the exclusive international license granted to DataWave International Limited in April 1999, for $865,000. IDC acquired the license in December 2002.

Item 3.02   Unregistered Sales of Equity Securities.

The Company has issued a $600,000 two year convertible, interest free promissory note to IDC, which may be converted into shares of the Registrant at $0.08 per share for a total of 7,500,000 newly issued shares of common stock of the Registrant. If IDC elects not to exercise its right to convert the note to shares of common stock of the Registrant within the two year period, the Registrant shall have the option to either repay IDC the original loan amount in cash ($600,000) or convert the note into shares of common stock of the Registrant issued to IDC at $0.08 per share for a total of 7,500,000 new issued shares of common stock of the Registrant.

Item 9.01.   Financial Statements and Exhibits.

99.1 News Release issued by the Registrant on January 26th, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWAVE SYSTEMS INC.

By/s/ “John Gunn”
John Gunn
General Manager, Chief Financial Officer
Dated: January 26th, 2005